Use these links to rapidly review the document
TABLE OF CONTENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Eagle Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 29, 2020

To our stockholders:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Pharmaceuticals, Inc. to be held on Tuesday, June 23, 2020 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, at 55 Hudson Yards, 44th Floor, New York, NY 10001.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2020 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2019 Annual Report for the fiscal year ended December 31, 2019. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2019 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please carefully review the instructions for each of your voting options described in this proxy statement as well as in the notice you received in the mail.

We are closely monitoring developments related to the COVID-19 coronavirus pandemic. It could become necessary to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If such a change is made, we will announce the change in advance, and details on how to participate will be issued via press release that will be filed as additional soliciting materials with the U.S. Securities and Exchange Commission.

Thank you for your ongoing support of, and continued interest in, Eagle Pharmaceuticals, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Scott Tarriff
 Chief Executive Officer and Director

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315
WOODCLIFF LAKE, NEW JERSEY 07677

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 23, 2020

To the stockholders of Eagle Pharmacueticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of EAGLE PHARMACEUTICALS, INC., a Delaware corporation (the "Company") will be held on Tuesday, June 23, 2020 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, at 55 Hudson Yards, 44th Floor, New York, NY 10001 for the following purposes:

  1.
  To elect the two (2) nominees for director named in the accompanying proxy statement (the "Proxy Statement") to hold office until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020;

  3.
  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement; and

  4.
  To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 27, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission ("SEC") rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders of record and beneficial owners as of the record date a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2019 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2019 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2019 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the global COVID-19 coronavirus pandemic; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. As a result, we may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). Please retain the control numbers from your proxy card so that you can access the Annual Meeting if it is converted to a virtual-only meeting. Any such change will be announced via a press release that will be filed as additional soliciting material with the SEC as soon as reasonably practicable before the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person and even if our Annual Meeting is held virtually, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person, by submitting your proxy via the Internet or telephone as indicated on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

Woodcliff Lake, NJ

April 29, 2020

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

2019 DIRECTOR COMPENSATION TABLE	59
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES	63
CERTAIN RELATED-PERSON TRANSACTIONS	63
HOUSEHOLDING OF PROXY MATERIALS	65
OTHER MATTERS	66
ADDITIONAL INFORMATION	66
APPENDEX A NON-GAAP FINANCIAL PERFORMANCE MEASURES	A-1

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315, WOODCLIFF LAKE, NJ 07677

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 23, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Who is soliciting my vote?

We are providing you with these proxy materials because the Board of Directors of Eagle Pharmaceuticals, Inc. (the "Board") is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Pharmaceuticals, Inc., including at any adjournments or postponements thereof, to be held on Tuesday, June 23, 2020 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, 55 Hudson Yards, 44th Floor, New York, NY 10001.

As used in this proxy statement ("Proxy Statement"), references to "we," "us," "our," "Eagle" and the "Company" refer to Eagle Pharmaceuticals, Inc. and our subsidiary, Eagle Biologics, Inc. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Do I need to attend the Annual Meeting to vote?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, are first being distributed and made available on or about April 29, 2020.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of 2020 Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2019 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2020 Annual Meeting of Stockholders, this Proxy Statement and our 2019 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this document.

We intend to mail the Notice on or about April 29, 2020 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2020 Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2019 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice, which we may send on or after May 9, 2020.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 23, 2020 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, 55 Hudson Yards, 44th Floor, New York, NY 10001. Directions to the Annual Meeting may be found at http://investor.eagleus.com/events-calendar. Information on how to vote in person at the Annual Meeting is discussed below.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the global COVID-19 coronavirus pandemic; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. As a result, we may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). Please retain the control numbers from your proxy card so that you can access the Annual Meeting if it is converted to a virtual-only meeting. Any such change will be announced via a press release that will be filed as additional soliciting material with the SEC as soon as reasonably practicable, but in any event at least ten (10) days before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 23, 2020:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 13,685,118 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 27, 2020, your shares were registered directly in your name with Eagle's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy in advance on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 27, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the proxy materials and proxy card are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I being asked to vote on?

There are three matters scheduled for a vote:

  •
  Proposal 1: Election of two Class III directors to hold office until the 2023 Annual Meeting of Stockholders;

  •
  Proposal 2: Ratification of the selection by the audit committee of the Board of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  Proposal 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For both the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and for the advisory vote on the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 27, 2020, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote in advance of the Annual Meeting over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 22, 2020 to be counted.

  •
  To vote in advance of the Annual Meeting through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 22, 2020 to be counted.

  •
  To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Eagle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

  We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the Internet, over the telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, online, by completing the printed proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3) without your instructions, but may vote your shares on the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 2) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the two nominees for director named in this Proxy Statement, "For" the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and "For" the advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company's directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  1.
  You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

  2.
  You may grant a subsequent proxy by telephone or through the Internet;

  3.
  You may send a timely written notice that you are revoking your earlier-dated proxy to Eagle's Secretary at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677; or

  4.
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year's annual meeting of stockholders?

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 30, 2020, to the attention of the Secretary of Eagle Pharmaceuticals, Inc. at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677. However, if the date of our 2021 Annual Meeting is not held between May 24, 2021 and July 23, 2021, to be timely, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2021 Annual Meeting of Stockholders.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2021 Annual Meeting of Stockholders that is not to be included in next year's proxy materials, you must do so not later than the close of business on March 25, 2021 nor earlier than the close of business on February 23, 2021. However, if the date of our 2021 Annual Meeting is not held between May 24, 2021 and July 23, 2021, to be timely, then the deadline shall be not later than the close of business on the later of (i) March 25, 2021 or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made, nor earlier than the close of business on February 23, 2021.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (1) for the proposal to elect directors, votes "For," "Withheld," and broker non-votes; (2) with respect to the proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, votes "For," "Against", abstentions and, if applicable, broker non-votes; and (3) with respect to the proposal to approve, on an advisory basis, the compensation of our named executive officers, votes "For," "Against," abstentions and broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2 and 3 and will have the same effect as "Against" votes.

What are "broker non-votes"?

If you are the beneficial owner of shares held in "street name," your shares may constitute "broker non-votes." Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other agent or nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent or nominee can still vote the shares with respect to matters that are considered to be "routine," but cannot vote the shares with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange (the "NYSE"), which generally apply to all brokers, bank or other agents or nominees, on voting matters characterized by the NYSE as "routine," NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such "uninstructed shares" may not be voted by member firms. Only Proposal 2 is considered a "routine" matter for this purpose and brokers, banks or other agents or nominees generally have discretionary voting power with respect to such proposal. Proposal 1 and Proposal 3 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

For Proposal No. 1, the election of directors, the two nominees receiving the most "For" votes cast by the holders of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome. Broker non-votes will have no effect.

To be approved, Proposal No. 2, the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, must receive "For" votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. This proposal is a matter on which a broker, bank or other agent or nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal 2.

Proposal No. 3, the advisory vote on the compensation of our named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

Because your vote on Proposal 3 is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person, by remote communication, if applicable, or represented by proxy. On the record date, there were 13,685,118 shares outstanding and entitled to vote. Thus, the holders of 6,842,560 shares must be present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Eagle's Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancy in the Board may be filled by the vote of a majority of the directors then in office or by the stockholders at the next annual meeting thereof or at a special meeting thereof. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified or until his or her earlier resignation, death or removal.

The Board presently has six members. There are two Class III directors, which is the class of directors whose term of office expires in 2020. Each of the two nominees named below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. The Company encourages its directors and nominees for director to attend the Annual Meeting. All of our current directors attended our 2019 Annual Meeting of Stockholders with the exception of Jennifer K. Simpson who was appointed to the Board subsequent to the 2019 annual meeting.

VOTE REQUIRED

Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below.

Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Eagle. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

DIRECTOR RESIGNATION POLICY

In June 2019, our Board amended our Corporate Governance Guidelines (which are available under the Investors section of our website at www.eagleus.com) to implement a director resignation policy. Under this policy, any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes "Withheld" from his or her election than votes "For" in such election) shall submit his or her offer of resignation for consideration by the nominating and corporate governance committee. The nominating and corporate governance committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation, and the Board will then act on such recommendation.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names, ages as of the date of this Proxy Statement, and certain other information for each of the nominees for Class III directors and for each continuing director whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors Whose Terms Expire at the Annual Meeting and Who Are Nominees for Terms Expiring at the 2023 Annual Meeting
Steven Ratoff(1)(2)	III	77	Director	2007	2020	2023
Robert Glenning(1)(3)	III	59	Director	2016	2020	2023

2. Continuing Directors Whose Terms Do Not Expire at the Annual Meeting
Michael Graves(1)(2)(3)	I	57	Chairman of the Board	2013	2021	—
Richard A. Edlin(2)(3)	I	59	Director	2017	2021	—
Scott Tarriff	II	60	CEO/Director	2007	2022	—
Jennifer K. Simpson(3)	II	51	Director	2019	2022	—

(1)
Member of our audit committee.

(2)
Member of our compensation committee.

(3)
Member of our nominating and corporate governance committee.

DIRECTOR SKILLS AND BOARD COMPOSITION

The table below summarizes the qualifications, skills and experience of our current directors that are directly relevant to the Company's business, operations and long-term strategy. We believe that these qualifications contribute to the Board's effectiveness as a whole.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance committee to believe that these nominees should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Steven Ratoff

Steven B. Ratoff has served as a member of our Board since March 2007. Mr. Ratoff is a private investor who has served as the chief executive officer of CM Systems LLC, a food safety software company, since July 2018. Mr. Ratoff's prior experience includes serving as a venture partner for ProQuest Investments from 2005 to 2013, as chief executive officer of Novadel Pharma, Inc., a specialty pharmaceutical company from 2010 to 2017, and as chief executive officer of CIMA Labs, Inc., a specialty pharmaceutical company acquired by Cephalon in 2004. In addition, Mr. Ratoff served as chief financial officer of the Brown-Forman Company from 1995 to 2001. Mr. Ratoff holds a B.S. in business administration from Boston University and an M.B.A. with Distinction from the University of Michigan. Our Board believes that Mr. Ratoff's extensive executive experience and background in the global pharmaceutical and consumer products industries as well as his strong financial background qualifies him to serve on our Board.

Robert Glenning

Robert Glenning has served as a member of our Board since July 2016. Mr. Glenning has over 30 years of experience in the healthcare industry and since July 2016 has served as the president of the financial services and information service divisions and chief financial officer at Hackensack Meridian Health, a not-for-profit healthcare organization that is the most comprehensive health delivery network in the state of New Jersey, with anticipated revenues of over $4 billion annually. From 2007 to June 2016, he served as executive vice president and chief financial officer of Hackensack University Health Network. From 2002 to 2007, Mr. Glenning served as an executive vice president and chief financial officer of Kaleida Health Inc., the largest healthcare system in western New York. Prior to Kaleida Health, he served as vice president and chief financial officer of acute care at Northeast Health and Albany Memorial Hospital. Mr. Glenning began his career at PricewaterhouseCoopers. He earned his BBA from Siena College and his MBA from Clarkson University. He is a Certified Public Accountant (license currently inactive). Our Board believes that Mr. Glenning's extensive executive experience and background in the healthcare industry as well as his strong financial background qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH NOMINEE NAMED IN PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Michael Graves

Michael Graves has served as a member of our Board since November 2013. In June 2016, our Board appointed Mr. Graves chairman of the Board. In January 2012, Mr. Graves joined the board of directors of RiboCor, Inc. and in December 2011, Mr. Graves was appointed executive chairman of the board of directors of Nanocopoeia, Inc., both private pharmaceutical companies. From May 2007 to July 2011, Mr. Graves served as the chief executive officer and president of Paddock Laboratories, Inc., a pharmaceutical company engaged in the manufacture, distribution and marketing of bioequivalent generic pharmaceuticals. From September 2005 to November 2006, Mr. Graves served as president of the generic products division at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals. While at Par, Mr. Graves oversaw the strategy development of Par's generic pharmaceutical business. Beginning in 1998, Mr. Graves served as director of marketing and sales operations of Par, and in 2004, Mr. Graves was promoted to senior vice president of corporate development and strategic planning. Mr. Graves served in this position until his promotion to president of the generic products division in September 2005. Mr. Graves holds a B.S. from State University College of New York at Buffalo. Our Board believes that Mr. Graves' extensive experience in marketing, sales, business development and operations qualifies him to serve on our Board.

Richard A. Edlin

Richard A. Edlin has served as a member of our Board since March 2017. Mr. Edlin joined law firm Greenberg Traurig, LLP in August 2000. He was named vice chair of the firm in September 2016 and chair of the New York Litigation Department in January 2014. He has been a member of the firm's executive committee since February 2013. Mr. Edlin is a trial lawyer with broad experience in both trial and appellate courts including the U.S. Supreme Court and the Delaware Supreme Court. He has tried cases in federal and state courts across the country and has handled domestic and international arbitrations. Mr. Edlin handles a wide variety of litigation and routinely acts for companies and their management in areas such as securities, general commercial and contractual disputes, antitrust and intellectual property. He is currently handling matters for leading financial institutions arising out of the economic downturn and real estate collapse; intellectual property litigation for major electronics/consumer companies; for leading pharmaceutical companies involved in contract disputes; antitrust investigations; and for individuals involved in various commercial disputes. Mr. Edlin is a frequent lecturer on litigation strategy and is the author of Courtroom Strategies for Litigation Success. He received his B.A. degree from Tufts University, magna cum laude in history, and received his law degree from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Our Board believes that Mr. Edlin's experience as an attorney and his demonstrated facility as a corporate and strategic advisor qualify him to serve on our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Scott Tarriff

Scott Tarriff is our founder and has served as our Chief Executive Officer and as a member of our Board since our inception in January 2007. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par's board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Myers Squibb, a publicly-traded biopharmaceutical company, including senior director-marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly-traded biotechnology company, since February 2012 and as a director of Ziopharm Oncology, Inc., a publicly-traded biotechnology company, since September 2015 and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a B.S. in marketing from Pennsylvania State University and an M.B.A.

from Rider College. Our Board believes that Mr. Tarriff's extensive knowledge of our business, his management experience in the pharmaceutical industry, as well as his operational expertise, qualifies him to serve on our Board and as our Chief Executive Officer.

Jennifer K. Simpson

Dr. Jennifer K. Simpson, Ph.D., MSN, CRNP has served as a member of our Board since August 2019. Dr. Simpson serves as chief executive officer and on the board of directors of Delcath Systems, Inc., an interventional oncology company focused on the treatment of primary and metastatic liver cancers. From May 2011 to March 2012, Dr. Simpson served as the vice president, global marketing, oncology brand lead at ImClone Systems, Inc., a wholly-owned subsidiary of Eli Lilly and Company, where she was responsible for all product commercialization activities and launch preparation for one of the late-stage assets. From June 2009 to May 2011, Dr. Simpson served as the vice president, product champion and from 2008 to 2009 as the associate vice president, product champion for ImClone's product Ramucirumab. Prior to ImClone, Dr. Simpson worked at Ortho Biotech (now Janssen Biotech) focused in oncology and spent over a decade as a hematology/oncology nurse practitioner and educator. Dr. Simpson earned a Ph.D. in Epidemiology from the University of Pittsburgh, an M.S. in Nursing from the University of Rochester and a B.S. in Nursing from the State University of New York at Buffalo. Our Board believes that Dr. Simpson's experience and qualifications, in addition to her relevant executive management and operational pharmaceutical experience, qualifies her to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the listed company's board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time, and the rules and regulations of the SEC.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that with the exception of Scott Tarriff, who is not an independent director by virtue of his employment with the Company, all of our current directors, including Steven Ratoff and Robert Glenning, who are our director nominees, are independent directors within the meaning of the applicable Nasdaq listing standards and the rules and regulations of the SEC. In making this determination, the Board found that none of these independent directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE: POSITION OF BOARD CHAIR IS SEPARATE FROM CHIEF EXECUTIVE OFFICER

Our Board is currently chaired by Michael Graves, who has served in this role since June 2016. As a general policy, our Board believes that separation of the positions of chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the Board as a whole. As such, Mr. Tarriff serves as our Chief Executive Officer while Michael Graves serves as our chairman of the Board but is not an officer.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements and oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The nominating and corporate governance committee also periodically reviews the composition of the Board to help ensure that a diversity of skills and experiences is represented by the members of the Board taking into account the stage of growth of the Company and its strategic direction. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation committee is also responsible for the design and oversight of the Company's compensation programs and regularly reviews and reports to the Board on succession planning for the executive officers and vice president level employees.

In carrying out their risk oversight functions, the Board and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The Board is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company's evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry. Regarding the COVID-19 pandemic, our management is meeting daily to address concerns of our employees and business, as well as updating and communicating with the full Board regularly. The full Board has oversight and has been engaged concerning the monitoring and identification of risks to the Company, and actions we are taking to mitigate risks related to this pandemic.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met seven times during the fiscal year ended December 31, 2019. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board's commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things:

  •
  Director responsibilities;
  •
  Board committees;
  •
  Director orientation and continuing education;
  •
  Director compensation;
  •
  Board access to management;
  •
  Succession planning; and
  •
  Board performance evaluations.

The Corporate Governance Guidelines also reflect the Company's commitment to seeking out qualified and diverse director candidates. The Corporate Governance Guidelines provide that when considering nominees for the Board, the Board and the nominating and corporate governance committee should seek to provide diversity and balance among directors of race, gender, geography, thought, viewpoints, background, skills, experience and expertise. Further, the Corporate Governance Guidelines recommend that any search firm retained to assist the Board and the nominating and corporate governance committee in seeking candidates for the Board be instructed to seek to include diverse candidates in terms of the criteria for nomination from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources and legal services.

In addition, in June 2019, our Board amended our Corporate Governance Guidelines to implement a director resignation policy. Under this policy, any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes "Withheld" from his or her election than votes "For" in such election) shall submit his or her offer of resignation for consideration by the nominating and corporate governance committee. The nominating and corporate governance committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation, and the Board will then act on such recommendation.

Our Corporate Governance Guidelines are subject to periodic review by the nominating and corporate governance committee.

POLICY ON TRADING, PLEDGING AND HEDGING OF COMPANY STOCK

Our insider trading policy, which applies to all of our officers, directors, employees and consultants, provides that no officer, director, other employee or consultant of the Company may, at any time, (i) engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company's stock; or (ii) margin, or make any offer to margin, any of the Company's stock, including without limitation, borrowing against such stock. Our Board is responsible for overseeing the insider trading policy and must approve any waivers of the insider trading policy for officers, directors, employees or consultants. Our Board, after deliberation, has granted our Chief Executive Officer, Scott Tarriff, a limited waiver under the policy to pledge a certain number of his shares in connection with a margin account maintained by Mr. Tarriff.

The disclosure under this caption "Policy on Trading, Pledging and Hedging of Company Stock" is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The composition of the audit committee, compensation committee, and nominating and corporate governance committees of the Board as of December 31, 2019 is as follows:

  •
  Audit Committee: Steven Ratoff (Chair), Michael Graves, Robert Glenning.
  •
  Compensation Committee: Michael Graves (Chair), Richard A. Edlin, Steven Ratoff.
  •
  Nominating and Corporate Governance Committee: Michael Graves (Chair), Robert Glenning, Richard A. Edlin, Jennifer K. Simpson.

Before describing the current composition and responsibilities of each of the committees of our Board, we note that from time to time, the Board may establish other committees to facilitate the management of our business. In addition, each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and SEC rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee of the Board.

AUDIT COMMITTEE

Our audit committee currently consists of Steven Ratoff, Michael Graves and Robert Glenning, each of whom our Board has determined satisfies Nasdaq and SEC independence requirements. The chairperson of our audit committee is currently Mr. Ratoff. The audit committee met four times during the fiscal year ended December 31, 2019. The functions of this committee include, among other things:

  •
  evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

  •
  reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

  •
  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

  •
  reviewing our annual and quarterly financial statements and reports, and discussing the statements and reports with our independent auditors and management;

  •
  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

  •
  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

  •
  preparing the report that the SEC requires in this Proxy Statement;

  •
  reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

  •
  reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

  •
  reviewing on a periodic basis our investment policy; and

  •
  reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our Board has determined that Steven Ratoff qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board has considered Mr. Ratoff's extensive financial experience and business background. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE

Mr. Steven Ratoff, Chairman

Mr. Michael Graves

Mr. Robert Glenning

COMPENSATION COMMITTEE

Our compensation committee currently consists of Michael Graves, Richard A. Edlin and Steven Ratoff. The chairperson of our compensation committee is currently Michael Graves. Our Board has determined that each of the members of our compensation committee satisfies Nasdaq independence requirements.

Our compensation committee met two times during the fiscal year ended December 31, 2019. The functions of our compensation committee include, among other things:

  •
  reviewing, modifying and approving (or if it deems it appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

  •
  reviewing and approving the compensation and other terms of employment of our executive officers;

  •
  reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

  •
  evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;

  •
  establishing policies with respect to votes by our stockholders to approve named executive officer compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on named executive officer compensation;

  •
  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

  •
  administering our equity incentive plans;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation program and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

  •
  reviewing the adequacy of its charter on a periodic basis;

  •
  reviewing with management and approving our disclosures in our periodic reports or proxy statements to be filed with the SEC;

  •
  preparing the report that the SEC requires in this Proxy Statement; and

  •
  reviewing and assessing on an annual basis the performance of our compensation committee.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to our stockholders on our website at www.eagleus.com.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

Typically, our compensation committee meets at least semi-annually and with greater frequency if necessary, and meets regularly in executive session. The charter of our compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties.

Additional information regarding compensation committee processes and procedures is included below in the "Compensation Discussion and Analysis" section of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee currently consists of Michael Graves, Robert Glenning, Richard A. Edlin and Jennifer K. Simpson, each of whom our Board has determined satisfy Nasdaq independence requirements. The chairperson of our nominating and corporate governance committee is currently Mr. Graves. The nominating and corporate governance committee did not meet, but acted by unanimous written consent once during the fiscal year ended December 31, 2019. The functions of our nominating and corporate governance committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

  •
  determining the minimum qualifications for service on our Board;

  •
  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

  •
  evaluating, nominating and recommending individuals for membership on our Board;

  •
  evaluating nominations by stockholders of candidates for election to our Board;

  •
  considering and assessing the independence of members of our Board;

  •
  developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of its charter on an annual basis; and

  •
  annually evaluating the performance of the nominating and corporate governance committee.

The nominating and corporate governance committee identifies, reviews and evaluates director candidates and nominates qualified candidates to the full Board for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the nominating and corporate governance committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. Our nominating and corporate goverenance committee also considers diversity in identifying director candidates. Pursuant to our Corporate Governance Guidelines, the nominating and corporate governance committee seeks to provide diversity and balance among directors of race, gender, geography, thought, viewpoints, background, skills, experience and expertise when considering nominees for the Board. Further, the Corporate Governance Guidelines recommend that any search firm retained to assist the nominating and corporate governance committee in seeking candidates for the Board be instructed to seek to include diverse candidates in terms of the criteria for nomination from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources and legal services.The nominating and corporate governance committee believes that a board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include pharmaceutical and biologics development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the nominating and corporate governance committee gives consideration to the interplay of a director candidate's experience with that of other members of the Board and the evolving needs of our business.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com. Under this charter, the nominating and corporate governance committee has the power and authority to consider recommendations for nominees to our Board and proposals submitted by our stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with our Board, to recommend to our Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. If a stockholder wishes simply to recommend a candidate for consideration as a director nominee by the nominating and corporate governance committee, it should submit the recommendation to the nominating and corporate governance committee in writing to the Secretary of the Company at Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677. Assuming that appropriate information is provided for candidates recommended by stockholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

STOCKHOLDER NOMINATIONS FOR DIRECTORSHIPS

If a stockholder wishes to actually submit a proposal for a director nomination, such proposal must be received by the Company in the manner and within the timeframe(s) set forth under the heading "When are stockholder proposals and director nominations due for next year's annual meeting of stockholders?" above. Any such nominations must follow the procedures and include the information called for by our bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Pursuant to this policy, stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, Attn: Secretary. Each communication must set forth:

  •
  the name and address of the Eagle stockholder on whose behalf the communication is sent; and

  •
  the number of Eagle shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by Eagle's Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.eagleus.com. The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We intend to disclose any amendment or waiver of a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited the Company's financial statements since 2007. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

We are not required by statue or our bylaws or other governing documents to obtain stockholder ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares deemed present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as "Against" votes.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by BDO USA, LLP, an independent registered public accounting firm, for the years ended December 31, 2019 and 2018.

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$822,930	$524,500

Total Fees	$822,930	$524,500

(1)
Audit Fees are fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the review of interim financial statements and attestation and audit services provided in connection with statutory audits and regulatory filings.

We did not incur any fees of BDO USA, LLP for audit-related, tax fees or other fees in 2019 or 2018. In connection with the audit of each of the Company's 2019 and 2018 financial statements, the Company entered into an engagement agreement with BDO USA, LLP that sets forth the terms by which BDO USA, LLP will perform audit services for the Company.

During the fiscal year ended December 31, 2019, the percentage of hours expended on the Company's financial audit by BDO USA, LLP that were attributed to work performed by persons other than BDO USA, LLP's full-time permanent employees was less than 5%.

PRE-APPROVAL POLICIES AND PROCEDURES

We maintain an auditor independence policy that prohibits our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the audit committee approve the audit and non-audit services and related budget in advance, and that the audit committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the audit committee. In accordance with this policy, the audit committee pre-approved all services to be performed by our independent registered public accounting firm.

The audit committee has determined that the rendering of services other than audit services by BDO, USA LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the 2016 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a "say-on-pay vote," every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions achieve the desired goals of attracting and retaining talented and experienced senior executives to lead us successfully in a competitive environment while aligning our executive compensation structure with our stockholders' interests.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "For" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company's named executive officers, the next scheduled say-on-pay vote will be at the 2021 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of March 31, 2020:

Name	Age	Position(s)
Executive Officers
Scott Tarriff	60	Chief Executive Officer, Director
Pete A. Meyers	50	Chief Financial Officer
David Pernock	65	President and Chief Operating Officer
Adrian J. Hepner, M.D., Ph.D.	58	Executive Vice President and Chief Medical Officer

Biographical information for Mr. Tarriff is presented above under the caption "Directors Continuing in Office Until the 2022 Annual Meeting."

Pete A. Meyers

Pete A. Meyers has served as our Chief Financial Officer since May 2017. From April 2016 to January 2017, Mr. Meyers served as the chief financial officer of Motif BioSciences Inc., a clinical-stage biopharmaceutical company, where he led the execution of the company's November 2016 U.S. initial public offering. From August 2013 to March 2016, Mr. Meyers served as chief financial officer and treasurer of TetraLogic Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company, where he led the execution of the company's December 2013 initial public offering and subsequent acquisition of Shape Pharmaceuticals, Inc. Prior to his role at TetraLogic, Mr. Meyers spent 18 years in health care investment banking, holding positions of increasing responsibility at Dillon, Read & Co., Credit Suisse First Boston LLC and, most recently, as Co-Head of Global Health Care Investment Banking at Deutsche Bank Securities Inc. Mr. Meyers currently serves on the board of directors of Immutep Ltd, where he chairs the audit committee. Mr. Meyers is also the chairman and president of The Thomas M. Brennan Memorial Foundation, Inc. Mr. Meyers holds a B.S. in finance from Boston College and an M.B.A. from Columbia Business School.

David Pernock

David Pernock has served as our President and Chief Operating Officer since September 2018, and previously served as our President and Chief Commercial Officer from January 2017 through September 2018 and as a member of our Board of Directors from April 2015 until January 2017. Before becoming our President and Chief Commercial Officer in January 2017, Mr. Pernock served as chairman of the board of directors since September 2009 and chief executive officer since February 2010 of Fibrocell Science, Inc., a publicly-traded autologous cell and gene therapy company. From December 1993 until November 2009, Mr. Pernock held various positions at GlaxoSmithKline, eventually serving as senior vice president of pharmaceuticals, vaccines (biologics), oncology, acute care, and HIV divisions. From May 2009 until February 2011, Mr. Pernock served as a director of Martek Biosciences Corporation. Mr. Pernock holds a B.S. in business administration from Arizona State University.

Adrian J. Hepner, M.D., Ph.D.

Adrian J. Hepner, M.D., Ph.D., has served as our Executive Vice President and Chief Medical Officer since January 2016, and previously served as our Executive Vice President, Clinical Research, Medical & Regulatory Affairs from January 2015 to January 2016. Dr. Hepner has over 25 years of experience in U.S. and international clinical research and drug development. Included in his experience is the development and implementation of the clinical and regulatory strategy for a number of products from early stage development through successful New Drug Application and European Union regulatory filings. After receiving his M.D. degree, Dr. Hepner completed visiting research physician experiences in the Department of Psychiatry at Harvard Medical School, the Department of Neurology at the National

Institute of Mental Health, and a post-doctoral fellowship in neuropharmacology at the University of Ottawa. Additionally, he spent 17 years in neuropsychiatry private practice and participated in multiple clinical research studies. Dr. Hepner's pharmaceutical industry experience includes over 15 years of progressively increasing drug development responsibilities. He had a leading role in the regulatory and clinical activities for FDA approval of the first product for pseudobulbar affect, as well as the successful completion of placebo-controlled studies in other indications. Most recently, between July 2013 and December 2014, Dr. Hepner held the role of vice president of clinical research and medical affairs at BioDelivery Sciences International ("BDSI"), where he led the regulatory review process for the first buccal film approved for the maintenance treatment of opioid dependence and had a critical role in its commercial launch. Prior to BDSI, in 2012, Dr. Hepner was senior medical director at UCB BioSciences, Inc., where he was responsible for global development projects in the central nervous system therapeutic area. He was also vice president of clinical research at Avanir Pharmaceuticals, from 2006 to 2012, and led global clinical research projects in the U.S. and Latin America for IVAX Corporation/Teva Pharmaceuticals from 2000 to 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of March 31, 2020 for:

  •
  each of our directors and nominees for director;

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;

  •
  each of our named executive officers; and

  •
  all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe that all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 13,664,494 shares outstanding as of March 31, 2020, adjusted as required by rules promulgated by the SEC. Addresses of individuals are c/o Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares (#)	Percentage of Total (%)
More than 5% stockholders:
Janus Capital Management LLC(2)	1,799,709	13.2
BlackRock, Inc.(3)	1,808,512	13.2
Park West Asset Management LLC(4)	1,171,880	8.6
The Vanguard Group, Inc.(5)	760,370	5.6
Named Executive Officers and Directors:
Scott Tarriff(6)	2,162,612	15.0
David Pernock(7)	162,335	1.2
Pete A. Meyers(8)	79,623	*
Adrian J. Hepner, M.D., Ph.D.(9)	193,383	1.4
Steven Ratoff(10)	92,044	*
Jennifer K. Simpson(11)	2,500	*
Michael Graves(12)	1,082,763	7.9
Robert Glenning(13)	40,000	*
Richard A. Edlin(14)	61,740	*
Douglas Braunstein(15)	361,897	2.6
Sander Flaum(16)	87,550	*
All current directors and executive officers as a group (9 persons)	2,884,377	21.1

*
Represents beneficial ownership of less than one percent.

(1)
This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as public filings with the SEC such as Schedules 13G or 13D (and amendments thereto), which information may not be accurate as of March 31, 2020.

(2)
This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 12, 2020. Janus Henderson Group plc has an indirect 97.11% ownership stake in Intech Investment Management and a direct 100% ownership stake in Janus Capital Management LLC ("Janus Capital"), Janus Capital International Limited, Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited and Janus Henderson, Global Investors Australia Institutional Funds Management Limited (each an "Asset Managers"). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of Janus Capital's Schedule 13G/A filing. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment advisor or sub-advisor to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,799,709 or 13.2% of the shares outstanding of our common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The principal address of Janus Capital is 151 Detroit Street, Denver, CO 80206.

(3)
This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 3, 2020. BlackRock Inc. ("BlackRock") is a parent holding company or control person of various subsidiaries that acquired shares of our common stock reported in this table, of which only BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock beneficially owned by BlackRock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. No one person's interest in our common stock is more than five percent of the total outstanding common shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)
This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2020. Park West Asset Management LLC ("PWAM"), a Delaware limited liability company, is the investment manager to (i) Park West Investors Master Fund, Limited ("PWIMF"), a Cayman Islands exempted company that is the holder of 1,064,465 shares of our common stock and (ii) Park West Partners International, Limited ("PWPI" and, collectively with PWIMF, the "PW Funds"), a Cayman Islands exempted company that is the holder of 107,415 shares. Peter S. Park ("Park") is the sole member and manager of PWAM. As a result of the above structure, the 1,171,880 shares held in the aggregate by the PW Funds may be deemed to be beneficially owned (x) indirectly by PWAM, as the investment adviser to PWIMF and PWPI, and (y) indirectly by Park, as the sole member and manager of PWAM. The principal address of the PW Funds and Park is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(5)
This information is as of Decemer 31, 2019 and is based solely on information contained in the Schedule 13G filed with the SEC on February 11, 2020. Vanguard Fiduciary Trust, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 18,274 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,603 shares of our common stock as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group Inc. is 100 Vanguard Blvd. Malvern, PA 19355.

(6)
As of March 31, 2020, Mr. Tarriff beneficially owned 2,162,612 shares of our common stock consisting of (i) 269,918 shares of common stock owned directly by him, (ii) 176,361 shares of common stock held by Janney Montgomery Scott LLC CUST FBO Scott Tarriff IRA for the benefit of Mr. Tarriff (the "IRA Trust"), of which Mr. Tarriff is a trustee and, as such, may be deemed to share voting and dispositive power with respect to all shares held by the IRA Trust, (iii) options to purchase 715,933 shares of common stock exercisable within 60 days of March 31, 2020 and (iv) 992,623 shares of common stock held by the Tarriff 2016 Generation Skipping Exempt Family Trust DTD 12/28/2016 (the "Family Trust") for the benefit of Mr. Tarriff's spouse and three children, of which Mr. Graves is the trustee, and as such, while Mr. Tarriff may be deemed to share voting and dispositive power with respect to all shares held by the Family Trust, Mr. Tarriff disclaims beneficial ownership with respect to such shares in the Family Trust, except to the extent of his pecuniary interest therein. Mr. Tarriff's beneficial ownership includes 1,250,318 shares of common stock which have been pledged as security, but does not include 63,000 shares of common stock underlying performance-based restricted stock units, or PSUs, that are subject to vesting on January 1, 2021 to the extent that certain performance objectives are achieved.

(7)
Includes 154,699 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020. Mr. Pernock's beneficial ownership does not include 10,000 shares of common stock underlying PSUs that are subject to vesting on January 1, 2021 to the extent that certain performance objectives are achieved.

(8)
Includes 73,483 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020. Mr. Meyers' beneficial ownership does not include 7,000 shares of common stock underlying PSUs that are subject to vesting on January 1, 2021 to the extent that certain performance objectives are achieved.

(9)
Includes 187,349 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020. Dr. Hepner's beneficial ownership does not include 9,000 shares of common stock underlying PSUs that are subject to vesting on January 1, 2021 to the extent that certain performance objectives are achieved.

(10)
Includes 74,040 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(11)
Consists of 2,500 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(12)
As of March 31, 2020, Mr. Graves beneficially owned 1,082,763 shares of our common stock consisting of (i) 1,000 shares of common stock owned directly by him, (ii) 100 shares of common stock held in a brokerage account at a brokerage firm, (iii) options to purchase 89,040 shares of common stock exercisable within 60 days of March 31, 2020 and (iv) 992,623 shares of common stock held by the Family Trust for the benefit of Mr. Tarriff's spouse and three children, of which Mr. Graves is the trustee. Mr. Graves disclaims any pecuniary interest with respect to such shares in the Family Trust.

(13)
Consists of 40,000 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(14)
Includes 32,340 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(15)
This information is as of January 14, 2020 and is based on information contained in the Schedule 13D/A filed with the SEC on January 16, 2020. The principal business of Hudson Executive Capital LP, a Delaware limited partnership ("Hudson Executive"), is to serve as investment adviser to certain affiliated investment funds (the "HEC Funds"). Douglas L. Braunstein, one of our former directors, is a managing partner of Hudson Executive and a managing member of Hudson Executive's general partner, HEC Management GP LLC, a Delaware limited liability company, and along with Hudson Executive (as the investment adviser to the HEC Funds), Mr. Braunstein may be deemed to share power to vote or direct the vote of (and share power to dispose or direct the disposition of) the shares of common stock held by Hudson Executive. The principal address of Hudson Executive is c/o

  Hudson Executive Capital LP, 1185 Avenue of the Americas, 32nd Floor, New York, NY 10036. Mr. Braunstein resigned from the Board effective November 14, 2019.

(16)
This information is as of August 28, 2019, the effective date of Mr. Flaum's resignation from the Board, and includes 74,040 shares of common stock underlying options that were exercisable within 60 days of August 28, 2019. On October 8, 2019, our Board approved the acceleration of Mr. Flaum's 2019 Grant, such that the grant became fully vested as of August 28, 2019. In addition, the exercise period for the vested portion of all equity awards under the 2014 Plan granted to Mr. Flaum for his service as a director was extended to any time on or prior to February 28, 2021.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2019, for our "named executive officers" who are listed below. This discussion and analysis is intended to assist you in understanding the information provided in the compensation tables below and to provide additional context regarding our overall compensation program. In addition, we explain how and why our Board and compensation committee determined our compensation policies and made specific compensation decisions for our named executive officers during and for 2019.

Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2019, are as follows:

Name	Position(s)
Scott Tarriff	Chief Executive Officer
Pete A. Meyers	Chief Financial Officer
David Pernock	President and Chief Operating Officer
Adrian J. Hepner, M.D., Ph.D.	Executive Vice President and Chief Medical Officer

EXECUTIVE SUMMARY

Business Highlights

We are an integrated pharmaceutical company focused on finding ways to help medicines do more for patients. Eagle has the capabilities to take a molecule from preclinical research through regulatory approval and into the marketplace, including development, manufacturing and commercialization. Our business model applies our scientific expertise, proprietary research-based insights and marketplace proficiency to identify challenging-to-treat diseases of the central nervous system or metabolic critical care therapeutic areas as well as in oncology. By focusing on patients' unmet needs, Eagle strives to provide healthcare professionals with urgently needed treatment solutions that are designed to improve patient care and outcomes and create near- and long-term value for our stakeholders, including patients and healthcare providers and our employees, partners and investors.

Our science-based business model has a proven track record with U.S. Food and Drug Administration ("FDA") approval and commercial launches of three products: RYANODEX® (dantrolene sodium) ("RYANODEX"), bendamustine ready-to-dilute ("RTD") 500ml solution ("BELRAPZO"), and rapidly infused bendamustine RTD ("BENDEKA"). We market our products through marketing partners and/or our internal direct sales force. Eagle markets RYANODEX and BELRAPZO, and Teva Pharmaceutical Industries Ltd. ("Teva") markets BENDEKA through its subsidiary Cephalon, Inc. Reflecting further expansion of our oncology portfolio, in February 2020, we received final FDA approval for PEMFEXY®, our novel pemetrexed product ("PEMFEXY"), a branded alternative to ALIMTA® for metastatic nonsquamous nonsmall cell lung cancer and malignant pleural mesothelioma. We expect to launch PEMFEXY in early 2022.

With 11 pipeline projects underway and the potential for up to five or more product launches over the next several years, we believe we have extraordinary growth opportunities ahead. We believe that each of our pipeline projects currently has the potential to enter the market as a first-in-class, first-to-file or best-in-class product. In particular, we are applying our expertise to conduct novel research regarding the potential for RYANODEX to address conditions including exertional heat stroke, Alzheimer's disease, traumatic brain injury/concussion, nerve agent exposure and acute radiation syndrome. In addition, our clinical development program includes a strategic partnership with Tyme Technologies for SM-88, a product candidate for the treatment of patients with pancreatic or other advanced cancers, as well as investigations of compounds such as EA-114, our fulvestrant product candidate for patients with hormone receptor ("HR")-positive advanced breast cancer. Other products in development include Vasopressin, our first-to-file Abbreviated New Drug Application ("ANDA") that references Endo International plc's Vasostrict® indicated to increase blood pressure in adults with vasodilatory shock who remain hypotensive despite fluids and catecholamines; and EA-111, a new chemical entity and next-generation ryanodine receptor antagonist, in an intramuscular formulation that that would allow for easier and more rapid administration in emergency situations (military and civilian).

We believe that our strong financial foundation, with zero net debt and sustained profitability since 2015 (our first full year as a publicly traded company), underpins our promising pipeline. Since 2013, we have invested $200 million—more than 21% of revenue over that period—in research and development. Through our stock repurchase program we have returned $173 million to our stockholders to date, a figure that exceeds the aggregate capital raised by Eagle in the public equity markets since our initial public offering in 2014.

Compensation Highlights

Our compensation committee has carefully considered the significant corporate achievements described above and our transformation as a company in making compensation decisions. Our compensation committee aims to provide our named executive officers with compensation that is dependent upon their individual performance, the performance of our business and our common stock, and consistent with our compensation philosophy. As we have grown and our business has transformed significantly since we first became a public company in 2014, our executive compensation program has also continued to evolve and transform to one appropriate to our size and stage of business. As such, our compensation has varied and our practices may differ from the typical practices of public companies who have been operating for longer periods of time in a less volatile and dynamic environment. Our compensation committee carefully evaluates our compensation arrangements and develops plans and arrangements that it believes are the most appropriate to drive results for our Company and our stockholders, and makes changes as we move forward to ensure that our compensation program aligns our executive officers' compensation with our stockholders' interests and our Company performance over the long-term.

Key features of our executive compensation program include the following:

  ✓
  We tie pay to performance and emphasize "at risk" compensation. Our compensation committee structures a significant portion of our named executive officers' target total direct compensation (consisting of base salary, an annual performance bonus opportunity and equity awards) to be variable, at risk and tied directly to our performance over the short- and long-term. The following chart shows the portion of the 2019 total direct compensation of our Chief Executive Officer and our other named executive officers that was "at-risk", consisting of annual performance bonus earned and equity awards granted, as reported in our "Summary Compensation Table:"

  ✓
  The annual performance bonuses are tied to meeting key corporate objectives and we capped 2019 payouts. Our annual performance bonus opportunities for our named executive officers are tied to our achievement of annual corporate objectives established each year. We also take into account individual named executive officer contributions towards meeting our corporate goals in determining executive bonuses. No bonuses are guaranteed. In 2019, we achieved our specified corporate objectives for the year at a level exceeding 200%, however we capped performance bonuses to each of our named executive officers at 200% of the executive's target annual performance bonus opportunity. We did not pay any discretionary bonuses to our named executive officers in 2019.

  ✓
  We emphasize long-term incentive compensation and decreased grant values for 2019. Equity awards are an integral part of our executive compensation program, and comprise the primary "at-risk" portion of our named executive officers' compensation packages. We granted restricted stock units ("RSUs") and stock options to each of our named executive officers in 2019. The value of our Chief Executive Officer's 2019 equity awards represented more than a 40% decrease from the value of our Chief Executive Officer's 2018 equity awards, based on the grant date fair value of the equity awards as reported in our Summary Compensation Table.

  ✓
  We engage with our stockholders to understand their views on our executive compensation program and make changes where appropriate, as described in the section below entitled "Stockholder Engagement and Actions in Response to Advisory Vote on Named Executive Officer Compensation."

  ✓
  We maintain stock ownership and holding guidelines. We maintain ownership and holding guidelines, which ensure that our executive officers maintain a meaningful equity stake in our Company. Under these guidelines, our Chief Executive Officer must own equity interests with a value equal to six times his annual base salary and each of our other named executive officers must own equity interests with a value equal to two times his respective annual base salary, as well as retain a certain percentage of the shares acquired from equity awards if the ownership guidelines are not met under certain circumstances.

  ✓
  We generally do not provide any executive fringe benefits or perquisites to our named executive officers, such as car allowances, personal security, or financial planning advice.

  ✓
  Our compensation committee retains an independent compensation consultant to provide assistance in the discharge of its responsibilities. Our compensation committee has engaged Compensia, a national compensation consulting firm, which advises the compensation committee on market practices so that our compensation committee can regularly assess our executive compensation program against our peer companies, the general marketplace and other industry data points.

Realizable Pay and Alignment with Company Performance

Because we provide a significant portion of target total direct compensation in the form of "at-risk" equity awards, evaluating the compensation that is actually realizable by our Chief Executive Officer provides an important perspective to understanding of the alignment between his pay and our Company's performance and stockholder interests. Realizable pay recognizes the impact of actual financial and stock performance in the returns available (or "realizable") by the executive. In contrast, reported pay (which reflects the grant date fair value for equity awards reported in the Summary Compensation Table) estimates the expected value of compensation on the day it was granted, in accordance with financial accounting standards.

The following chart shows our indexed total stockholder return ("TSR") for 2017, 2018 and 2019, the past three fully-completed years, with both our Chief Executive Officer's total reported compensation as well as his "realizable" pay, which reflects base salary and annual performance bonus earned and values equity awards granted during the year using their "intrinsic" value as of the end of the applicable year, which is the value the award could deliver as of such time (whether or not time-vesting requirements are met for vesting or exercise). Indexed TSR is the return associated with a hypothetical $100 investment in our common stock at the beginning of the relevant period. The following chart also shows, for comparative purposes, the 2017, 2018 and 2019 average indexed TSR of the compensation peer group we used for purposes of setting 2019 compensation, as described below "Use of Competitive Market Data".

The chart above demonstrates that while reported pay is the measure required to be disclosed in our "Summary Compensation Table", it is not the measure that best reflects the compensation paid to our Chief Executive Officer, nor the amount that can best be compared to our stock price in evaluating whether our Chief Executive Officer's compensation is aligned with our stockholders' interests.

Over the prior three year period, our TSR has declined approximately 9% and our Chief Executive Officer's three-year average realizable pay represents approximately 42% of three-year average reported pay. In 2019, our TSR increased (we fell at approximately the 80th percentile of our peer TSRs), as did our Chief Executive Officer's realizable pay, which was also higher than his 2019 reported pay. Realizable pay increased in 2019 as a result of our Chief Executive Officer's performance bonus payment reflecting 200% of corporate goal achievement and the grant of RSUs and stock options to our Chief Executive Officer which resulted in realizable value porporational to our stock performance. 2018 reported pay was higher in large part because it reflected a $5.68 million expected value for PSUs under financial accounting rules, however these PSUs had zero realizable at the end of 2018 (and continue to have zero realizable value) as a result of our stock price performance.

STOCKHOLDER ENGAGEMENT AND ACTIONS IN RESPONSE TO ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2019 Annual Meeting of Stockholders, we held our fourth annual "say on pay" advisory vote. Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2019 proxy statement. The proposal was supported by approximately 97% of the total votes cast, consistent with the level of support from our stockholders in our 2018 say on pay advisory vote. We believe this level of support was, in part, the result of the stockholder outreach that we commenced and changes we made to our executive compensation program over the past three years. During the past few years, members of our management, and in some cases members of our compensation committee and Board, actively engaged in a dialogue with a significant number of our large stockholders to gain a better understanding of their views regarding our executive compensation program as well as other corporate governance matters. We reached out to a substantial number of our largest stockholders and held informative discussions with those stockholders who expressed interest in speaking with us. We continue this outreach and dialogue, specifically in 2019, we reached out to 25 stockholders representing approximately 70% of our outstanding stock. Our compensation committee has taken the following key actions over the past several years as a result of our say on pay and stockholder outreach:

  ➢
  We changed the mix of our long-term incentive compensation.    We started granting full-value equity awards in addition to stock options. For 2018 and 2019, 50% of each of our named executive officer's annual equity award was delivered in the form of RSUs and/or PSUs. Several of our large stockholders with whom we engaged acknowledged the value of stock options within our industry and stage of development and expressed an appreciation for the use of stock options as an effective tool in aligning pay with performance. However, many of these same stockholders also expressed a preference that a portion of our long-term equity incentives be granted in the form of RSUs and awards that are earned based on the achievement of specific performance objectives.

  ➢
  We provide greater clarity and transparency in our disclosure of our executive compensation program.    Some of our stockholders expressed a desire to better understand our annual performance-bonus program and how we use market data to make executive compensation decisions. We have continued to improve our proxy disclosure to describe in greater clarity the holistic process the compensation committee uses to determine executive compensation. In this compensation discussion and analysis, we include the specific performance goals and weightings on which our performance-bonus program is based, and we also clarify that we do not set executive compensation to a particular 'benchmark' percentile of market data.

Our compensation committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders views and our transforming business needs. Our compensation committee expects to continue to consider the outcome of our "say on pay" votes and our stockholders' views when making future compensation decisions for our named executive officers.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Objectives, Philosophy and Elements of Compensation

The overall objectives of our executive compensation program, including the related policies and practices are to:

  •
  attract, retain and motivate superior executive talent;

  •
  provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

  •
  align our executives' interests with those of our stockholders through long-term incentives.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal elements: base salary, annual performance bonuses and long-term incentive compensation in the form of equity awards. We also provide our executive officers with severance and change-in-control payments and benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following table summarizes these three principal elements, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually at the beginning of the year and determined based on a number of factors (including individual performance, internal parity, retention, expected cost of living increases and the overall performance of our Company) and by reference to market data provided by our compensation committee's compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives.	Target annual performance bonus opportunities, which are expressed as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Actual bonus payments are dependent upon the achievement of specific corporate performance objectives, generally determined by our compensation committee and our Board.

Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and individual executives' performance and contributions to these corporate achievements.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term company performance; aligns executives' interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long-term.

Annual equity awards are generally reviewed and determined at the beginning of each year or as appropriate during the year for new hires, promotions, or reward for significant achievement.

Individual awards are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal parity among executives and competitive market data provided by our compensation committee's compensation consultant.

Equity awards have been historically provided in the form of stock options that typically vest over a four-year period. Stock options are a key aspect of our "pay-for-performance" philosophy, by providing a return only if the market price of our stock appreciates over the stock option term. Beginning in 2018, we introduced "full value" awards consisting of RSUs and/or PSUs to our executives to further align their pay with performance and enhance the retention value of such awards.

In evaluating our executive compensation program and policies, as well as the short-term and long-term value of our executive compensation plans and arrangements, our compensation committee (on behalf of our Board) focuses on providing a competitive compensation package that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives and individual contribution towards our corporate performance. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not currently have any formal policies for allocating compensation among base salary, annual performance bonuses and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, our compensation committee uses its judgment to establish a target total direct compensation opportunity for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of our named executive officers' target total direct compensation opportunity is comprised of "at-risk" compensation in the form of an annual performance bonus opportunity and equity awards tied to stockholder returns, in order to align their incentives with the interests of our stockholders and our corporate objectives.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of our Compensation Committee and Executive Officers in Setting Executive Compensation

As further described above, our compensation committee, comprised entirely of independent directors, is responsible for administering our executive compensation program and operates under a written charter. Among other things, the role of our compensation committee is to oversee our executive compensation program, policies, practices and plans, and to review and determine, as appropriate, the compensation to be paid to our executive officers and the non-employee members of our Board. As necessary, and if deemed appropriate by our compensation committee, the compensation committee may also make recommendations to the full Board for approval of certain compensation decisions relating to our named executive officers.

In making its executive compensation determinations, our compensation committee and, if applicable, the full Board, considers recommendations from our Chief Executive Officer for our executive officers (other than himself). In making his recommendations, our Chief Executive Officer has access to various third party compensation surveys and compensation data provided by our compensation committee's compensation consultant, as described below. While our Chief Executive Officer discusses his recommendations for the other executive officers with our compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation committee meetings. No executive officer is present during voting or deliberations on his or her own compensation.

Role of our Compensation Consultant

Our compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. As in prior years, for purposes of evaluating 2019 compensation for each of our executive officers and making 2019 compensation decisions, our compensation committee retained Compensia, a national compensation consultant, to assist it in reviewing our executive compensation program and to ensure that our compensation program remains competitive in attracting and retaining talented executives.

During 2019, Compensia assisted our compensation committee in selecting a group of peer companies to use as a reference in understanding the competitive market, evaluating current pay practices and philosophies and considering compensation and corporate governance best practices. As described further below, Compensia also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive compensation compared to competitive market practices. Compensia reports directly to our compensation committee, which maintains the authority to direct their work and engagement, and advises the compensation committee from time to time. Compensia interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization.

Our compensation committee has considered whether the work of Compensia has raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid to Compensia, as a percentage of the firm's total revenue; (ii) the provision of other services to us by Compensia; (iii) Compensia's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; (v) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with any of our executive officers and (vi) any shares of our common stock owned by the individual compensation advisors employed by Compensia. Based on the above factors, our compensation committee has concluded that the work of Compensia and the individual compensation advisors employed by Compensia has not created any conflict of interest.

Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent. Consequently, our compensation committee reviews market data for each executive officer's position, compiled by Compensia as described below.

Our compensation committee used a group of peer companies, developed with the assistance of Compensia, as a reference point in making 2019 executive compensation decisions. This compensation peer group was selected from among publicly-traded specialty pharmaceutical and biotechnology companies, based on the comparability of our market capitalization, and our business models. As of early 2019, the peer companies market capitalizations ranged, based on the 25th to 75th percentiles, between $551 million and $2.90 billion; at such time, our market capitalization fell at approximately the 31st percentile of the companies in the peer group and our net income fell at approximately the 80th percentile of the companies in the peer group. This compensation peer group, which is referred to herein as our 2019 peer group, consisted of the following 18 publicly-traded companies:

Acorda Therapeutics	Corcept Therapeutics	Nektar Therapeutics
Akorn	Emergent BioSolutions	Pacira Pharmaceuticals
Alkermes	Halozyme Therapeutics	PDL BioPharma
AMAG Pharmaceuticals	Horizon Pharma	Seattle Genetics
Amphastar Pharmaceuticals	Insys Therapeutics	Supernus Pharmaceuticals
Assertio Therapeutics	Lannett Co.	The Medicines Co.

Our compensation committee believes that the companies selected for the 2019 peer group were comparable to us, and represented our labor market for talent for key leadership positions at the time the compensation decisions for 2019 were made.

Our compensation committee did not "benchmark" the compensation of any of our named executive officers to a specific percentile of the compensation data derived from our 2019 peer group. Rather, our compensation committee reviews compensation data from the 2019 peer group companies, referred to as the market data, as reference points in making executive compensation decisions. Our compensation committee's general aim is for total executive compensation to remain competitive with the market, with individual amounts varying as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate by our compensation committee. Due to our limited history as a public company and our evolving and growing business, we have not developed a specific market positioning that we consistently aim for in setting compensation levels; instead our compensation committee determines each element of compensation, and total target cash and direct compensation, for each named executive officer based on various facts and circumstances appropriate for us in any given year. Competitive market positioning is only one of several factors, as described below under "Factors Used in Determining Executive Compensation," that our compensation committee considers in making compensation decisions, and therefore individual named executive officer compensation may fall at varying levels as compared to the market data.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each named executive officer, using its professional experience and judgment. Compensation decisions are not made by use of a formulaic approach or benchmark; our compensation committee believes that these decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, our compensation committee generally takes into consideration the factors listed below.

  ➢
  Corporate performance and business needs

  ➢
  Each named executive officer's individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our company

  ➢
  Internal pay parity among our named executive officers and positions

  ➢
  The need to attract new talent to our executive team and retain existing talent in a highly competitive industry

  ➢
  A range of market data reference points (generally the 25th, 50th, 60th and 75th percentiles of the market data), as described above under "—Use of Competitive Market Compensation Data"

  ➢
  The total compensation cost and stockholder dilution resulting from executive compensation actions

  ➢
  Trends and compensation paid to similarly situated executives within our market

  ➢
  Compensia's recommendations

  ➢
  A review of each named executive officer's total targeted and historical compensation and equity ownership

  ➢
  Our Chief Executive Officer's recommendations, based on his direct knowledge of the performance by each named executive officer and his review of competitive market data

2019 EXECUTIVE COMPENSATION PROGRAM

Annual Base Salary

In January 2019, our compensation committee decided not to make any increases in our named executive officers' base salaries for 2019. Although our CEO's and some named executive officer's base salaries fell well below the median of the market data, the compensation committee kept base salaries at 2018 levels in order to emphasize the 'at risk' components of pay rather than fixed cash compensation. Our named executive officers' 2019 annual base salaries were as follows:

Named Executive Officer	2019 Base Salary	Increase from 2018 Base Salary
Scott Tarriff	$769,410	N/A
Pete A. Meyers	$412,000	N/A
David Pernock	$567,582	N/A
Adrian J. Hepner, M.D., Ph.D.	$424,360	N/A

Annual Performance Bonuses

Our annual performance bonus program for 2019 was developed by our compensation committee and approved by the independent members of our Board. Under the program, each named executive officer was eligible to earn a performance bonus based on the achievement of corporate objectives established by our Board for the year, based on his target annual performance bonus opportunity, expressed as a percentage of his base salary, or target bonus percentage.

For 2019, the compensation committee maintained the same target bonus percentages for our named executive officers that were in place for 2018. Our Chief Executive Officer's performance bonus target percentage was larger than the target bonus percentages of our other named executive officers because he has a greater impact on, and responsibility for, our corporate performance. Our other named executive officers' performance bonus target percentages were set at the same level to promote internal parity among the executive team. No specific individual goals were established for any of our named executive officers for 2019, and accordingly each of our named executive officers' performance bonuses were intended to be tied to our corporate performance objectives. Because each named executive officer is responsible for contributing to the achievement of the corporate performance goals, individually and as part of the leadership team, his individual contribution towards our achievement of the corporate performance goals was considered by the compensation committee in approving individual bonus awards.

The 2019 corporate performance goals on which the annual performance bonuses were based were cross-functional in nature designed to require collaboration among all named executive officers and their respective areas of responsibility to achieve success. Their attainment of the goals was intended to give us the best positioning for future growth while delivering short term benefits thus aligning the interests of our named executive officers with those of our stockholders. In December 2019, our compensation committee reviewed and approved, and the independent members of our Board approved, the extent to which we achieved each of our corporate performance goals. Given the results, our compensation committee and independent members of the Board determined that we met our corporate goals at an overall level exceeding 200%.

Each of the 2019 corporate goals evaluated is listed below followed by a description of our achievement in relation to such goal:

GOALS AND WEIGHTINGS	ACHIEVEMENTS

Bendamustine (10%) ➢ Expand manufacturing capacity ➢ Maintain continuous BENDEKA and BELRAPZO commercial supply ➢ BELRAPZO unique J-Code for billing	Achieved goals based on the following:

➢

Optimized utilization for the second and third manufacturing site for the manufacture of our bendamustine products.

➢

Maintained continuous supply of bendamustine throughout 2019.

➢

Unique J-Code granted and became effective in 2019.

RYANODEX Future Indications (20%)

➢

Successful nerve agent rodent study with U.S. military

➢

Determine path forward for FDA filing and approval

➢

EA-111 successful pharmacokinetic study an initiate tox study

Partially achieved goals based on the following:

➢

Rodent study was successful with statistically significant p values for all end points.

➢

FDA advised on path forward announced in November 2019.

➢

Non-human primate study to begin in 2020.

➢

Organophosphate orphan drug designation (ODD) granted December 2019.

➢

EA-111 development delayed but on-going.

Fulvestrant (25%)

➢

Negotiate FDA path forward for Pivotal Study

➢

Initial pilot study

➢

Initial commercial manufacturing scale up at commercial manufacturing organization ("CMO") including design plans, etc.

Achieved goals based on the following:

➢

FDA approved design for pilot study.

➢

Pilot study enrolled its first subject and was fully enrolled in December 2019.

➢

Initiated activities at CMO to plan for manufacturing suite build-out for launch readiness.

Vasopressin (10%) ➢ Respond to FDA comments regarding ANDA ➢ Initiate commercial manufacturing scale-up including with necessary equipment and manufacturing cost optimization	Achieved goals based on the following:

➢

Response filed in 2019, with significant efforts and resources put forth. Tentative approval expected in 2020.

➢

Scale-up to begin in 2020 pending potential litigation.

➢

Ongoing planning through 2019 for launch readiness.

PEMFEXY (10%) ➢ Advance litigation for trial in 2019 ➢ Initiate commercial scale-up including capacity planning and manufacturing line improvements necessary for successful launch	Achieved goals based on the following:

➢

Litigation successfully settled in 2019, with a launch date in 2022.

➢

Intentionally delayed commercial scale-up as a result of settlement.

➢

Outlined plan for manufacturing needs based on defined launch date.

Budget (10%) ➢ Adjusted Non-GAAP EPS(1) Target $2.96 ➢ Adjusted Non-GAAP EBITDA(1) Target $55.6mm	Partially achieved goals based on the following:

➢

Adjusted Non-GAAP EPS(1) for the twelve months ended December 31, 2019 was $2.61 (88% of target).

➢

Adjusted Non-GAAP EBITDA(1) for the twelve months ended December 31, 2019 was $49,048,000 (88% of target).

Biologics Division (5%) ➢ Initiate one or more exploratory development opportunities	➢ Goal not achieved.

General (10%) ➢ Intellectual property Migration-Formation of Eagle Malta Subsidiary ➢ Identify an additional RYANODEX indication i.e. ARS—Cooperative Research and Development Agreement (CRADA)	Goal achieved based on the following:

➢

Formed Eagle Research Labs Limited, a wholly-owned subsidiary in Malta, which purchased rights to EA-111.

➢

Completed second phase of 2018 Hajj study, with near term FDA filing.

➢

Executed agreements with North Shore University and University of Pennsylvania relating to RYANODEX in August and December 2019, respectively.

Extraordinary Value Creation Goals: In addition to the goals outlined above, the management team would have an opportunity to earn up to 200% of target bonuses, based on the achievement of the following extradordiary goals each of which would result in significant value creation, if achieved:

➢

Renegotiation of Teva BENDEKA License

➢

Expansion of RYANODEX label

➢

Settlement of Pemetrexed or Vasopressin litigation with defined entry date

➢

Expansion of BENDEKA ODE scope

Met or exceeded three of four extraordinary goals based on the following:

➢

Renegotiated royalty rate of Teva BENDEKA License from 25% to 30% of net sales which started in Q4 2019, which increases 1% in Q4 2020 and Q4 2021 capped at 32%.

➢

Extended the term of the Teva BENDEKA License from the end of 2025 to the end of the patent term.

➢

Prevailed in upholding its ODE for Bendeka which allows for (7) years of exclusivity from date of approval which would be December 2022.

➢

Completed Pemetrexed settlement with a market entry date February 1, 2021 or earlier under certain conditions.

(1)
Adjusted Non-GAAP EPS and Adjusted Non-GAAP EBITDA are non-GAAP financial measures. Please see Appendix A for a reconciliation between GAAP net income and non-GAAP adjusted EPS and EBITDA. We believe these measures help indicate underlying trends in our business and provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Although our corporate performance was met at an overall achievement level exceeding 200%, our compensation committee approved and recommended to our Board, and the independent members of our Board approved, a performance bonus payment to each of our named executive officers at 200% of target bonus, pursuant to the terms of our 2019 annual performance bonus program which capped amounts above 200%. With respect to each of our named executive officers, our compensation committee believed that his bonus payment was appropriate in recognition of the achievement of all of our corporate objectives at an over 200% of target level. Each of our named executive officer's actual bonus payment, as a dollar amount and a percentage of his target annual performance bonus opportunity, as well as the target bonus amount on which such bonus was based, is shown in the table below:

Named Executive Officer	2019 Target Bonus (% of Base Salary)	2019 Target Bonus ($)	2019 Actual Bonus ($)	Actual Bonus as a % of Target Bonus
Scott Tarriff	100%	$769,410	$1,538,820	200%
Pete A. Meyers	60%	$247,200	$494,400	200%
David Pernock	60%	$340,549	$681,100	200%
Adrian J. Hepner, M.D., Ph.D.	60%	$254,618	$509,200	200%

Long-Term Equity-Incentives

We have historically granted equity awards to our named executive officers exclusively in the form of stock options. However, in 2018, as a result of stockholder feedback, our compensation committee granted "full value" awards for the first time, and we granted restricted stock units, or RSUs, and performance vesting RSUs, or PSUs, to our named executive officers in 2018. In connection with its 2019 compensation decisions, our compensation committee evaluated the appropriate form of equity compensation for us and determined that the 2019 long-term incentive grants for our named executive officers should consist of RSUs and stock options. The compensation committee structured the target value of each named executive officer's 2019 equity award to consist of 50% RSU awards and 50% stock options. The compensation committee believed RSUs were appropriate and necessary to retain our named executive officers over the long term and align their interests with our stockholders, as these awards provide value if the executive remains with us over a four year period, and the value delivered is directly dependent on our stock price. The compensation committee did not grant PSUs in 2019 because it felt that the 2018 PSUs continued to provide a meaningful proportion of unearned "performance-vesting" equity incentive to our named executive officers (particularly for our CEO who received 50% of his entire 2018 equity award target in the form of PSUs), as the PSUs remained outstanding and eligible to vest based on performance goals that would require significant and sustained stockholder value increase in order to deliver value (the threshold performance goal required more than a 200% stock price increase from our trading price at the time the 2019 grants were made). In addition, the compensation committee examined market data from Radford and was mindful that performance-vesting awards were rare among our peer companies with whom we compete for talent.

The compensation committee determined that time-based stock options would continue to be part of the 2019 equity awards to our named executive officers because our compensation committee believes that stock options are inherently performance-based, and automatically link executive pay to stockholder return, as the value realized, if any, from an award of stock options is dependent upon, and directly proportionate to, future appreciation in our stock price. Regardless of the reported value in the Summary Compensation Table, our named executive officers will only receive value from their stock option awards if the market price of our common stock increases above the market price of our common stock at the time of grant, and remains above such price as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

The equity awards approved by our compensation committee and the independent members of our Board in January 2019 for our named executive officers are reflected in the table below.

Named Executive Officer	Stock Option Grant (# shares)	RSU Grant (# shares)
Scott Tarriff	137,200	61,300
Pete A. Meyers	43,200	19,300
David Pernock	46,600	20,900
Adrian Hepner, M.D., Ph.D.	42,500	19,000

The options and RSUs vest over a four-year period subject to the executive officer's continued service. In determining the appropriate amount of each named executive officer award, our compensation committee considered each named executive officer's current equity holdings, and in particular the fact that our executives held little to no unvested "in-the-money" stock options that served as a retention tool. The compensation committee also considered potential dilution of our share reserves, as well as each named executive officer's individual performance, total pay opportunities, and market data provided by Compensia. Our compensation committee used its subjective judgement to determine the amounts it believed were appropriate for each named executive officer, weighing the factors listed above.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Agreements with our Named Executive Officers

Our Chief Executive Officer entered into an employment agreement and our other named executive officers each signed offer letters of employment upon their joining the Company. Each of these agreements established the named executive officer's starting base salary, initial target annual performance bonus opportunity, and initial option grant. These individuals' base salaries, annual performance bonus opportunities and any equity awards are reviewed annually by our compensation committee and have subsequently been increased, most recently to the amounts described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

We provide severance benefits to each of our named executive officers upon certain types of involuntary termination events, including terminations in connection with a change in control of our Company. In addition, our named executive officers are eligible for vesting acceleration of equity awards if, in connection with a change in control of our Company, the successor or acquiring entity refuses to assume, continue or substitute for such equity awards. The compensation committee believes that that severance and change in control protection payments and benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

Our compensation committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. In December 2019, after a review of market data, we adopted a new Amended and Restated Severance Benefit Plan (the "Severance Plan"). The Severance Plan provides severance and change in control benefits to our Chief Executive Officer and certain other designated Company employees, including our named executive officers, and supersedes and replaces our current Officer Severance Plan (the "Original Severance Plan") which was effective as of August 4, 2015, and each named executive officer's letter agreement, employment agreement or other agreement providing for severance or change in control benefits, unless otherwise indicated in Severance Plan. The compensation committee adopted the Severance Plan to provide benefits that they felt were more consistent with market data that would provide reasonable protection to our executives and serve as an important retention tool. The Severance Plan also documents certain current benefits contained in multiple prior agreements into one plan document that applies consistently to our executive team.

The significant terms of the Severance Plan for the Chief Executive Officer and the Company's other named executive officers include the following benefits upon an involuntary termination without cause or resignation for good reason: (1) a cash payment equal to a multiple of annual base salary (1.5x for the Chief Executive Officer and 1.0x for other named executive officers, increased to 2.0x for the Chief Executive Officer and 1.5x for the other named executive officers if such involuntary termination occurs in connection with a change in control); (2) an annual bonus payment, increased 2.0x for the Chief Executive Officer and 1.5x for the other named executive officers if such involuntary termination occurs in connection with a change in control; (3) continued COBRA premium payments for a period of time following termination (18 months for the Chief Executive Officer and 12 months for the other named executive officers, increased to 24 months for the Chief Executive Officer and 18 months for the other NEOs if such involuntary termination occurs in connection with a change in control); and (4) vesting acceleration of time-vesting equity awards either in part or in full (with all time-vesting awards accelerating in full if such involuntary termination occurs in connection with a change in control) and an extended time to exercise stock options. In addition, the Severance Plan provides for vesting acceleration of certain equity awards upon a change in control transaction if such awards are not assumed, continued or substituted for by the acquiring or successor entity or upon death or disability, as well as an extended period of time to exercise stock options following a death or disability. The Severance Plan will terminate on the earlier of the satisfaction of our obligations under the Severance Plan or three years from its effective date.

A more detailed description of the Severance Plan and each of our named executive officer payment and benefits upon a termination or change in control is provided below under "Potential Payments upon Termination or Change in Control."

Welfare and Health Benefits

Our named executive officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see the section below titled "401(k) Plan"), medical, dental, vision, short-term disability, long-term disability, group life insurance and our 2014 Employee Stock Purchase Plan, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits other than our 401(k) plan. Our Board may elect to adopt such plans in the future if it determines that doing so is in our best interests.

Perquisites and Other Benefits

We typically do not offer perquisites or personal benefits to our named executive officers; we may from time to time provide reasonable relocation or signing bonuses to our named executive officers as our compensation committee determines appropriate to assist such individuals to commence employment with us.

401(k) Plan

We maintain a 401(k) profit sharing plan (the "401(k) plan") for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code (the "Code"). The 401(k) plan provides that each participant may contribute up to the lesser of 75% of his or her compensation or the statutory limit, which was $19,000 for calendar year 2019. Participants who are 50 years old or older can also make "catch-up" contributions, which in calendar year 2019 was up to an additional $6,000, above the statutory limit. Participant contributions are held and invested, pursuant to the participant's instructions, by the plan's trustee.

Accounting and Tax Considerations

Under Financial Accounting Standard Board ASC Topic 718 ("ASC 718") we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards.

Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), compensation paid to any publicly held corporation's "covered employees" that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as "performance-based compensation" under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the Company's "covered employees" in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company's named executive officers in a manner consistent with the goals of the Company's executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company's business needs.

Compensation Recovery ("Clawback") Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery ("clawback") policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.

Stock Ownership Guidelines

We maintain stock ownership guidelines to help ensure that our senior executive officers and the non-employee members of our Board each maintain an equity stake in our Company, and by doing so, appropriately link their interests with those of our other stockholders. These guidelines require our Chief Executive Officer to own equity interests in our Company with a value equal to six times his base salary, each other senior executive officer to own equity interests with a value equal to two times his or her respective base salary, and all non-employee members of our Board to own equity interests with a value equal to three times their respective director's annual retainer, each as calculated under our policy. The guidelines also require our Chief Executive Officer, senior executive officers and non-employee members of our Board to retain at least 25% of the net "after tax" shares obtained via the exercise of any stock options or vesting of any other company stock awards until the individual meets our prescribed ownership guidelines. Compliance is assessed annually, and executive officers and directors have an initial compliance period (ranging from zero to five years, depending on how long they have been in such capacity with the Company at the time the guidelines are effective) from the date on which they become subject to the guidelines to acquire the required shares, and are allotted a shorter compliance period when an ownership guideline is increased due to a change in base salary, retainer or service status.

Policy on Trading, Pledging and Hedging of Company Stock

Our insider trading policy, which applies to all of our officers, directors, employees and consultants, provides that no officer, director, other employee or consultant of the Company may, at any time, (i) engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company's stock; or (ii) margin, or make any offer to margin, any of the Company's stock, including without limitation, borrowing against such stock. Our Board is responsible for overseeing the insider trading policy and must approve any waivers of the insider trading policy for officers, directors, employees or consultants. Our Board, after deliberation, has granted our Chief Executive Officer a limited waiver under the policy to pledge a certain number of his shares in connection with a margin account maintained by Mr. Tarriff.

Risk Assessment Concerning Compensation Practices and Policies

Our compensation committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, our compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole.

Further, our compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual performance bonus opportunity, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, our compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

  By the compensation committee of the Board of Eagle Pharmaceuticals, Inc.

  Mr. Michael Graves, Chairman (chairman of the compensation committee)

  Mr. Richard A. Edlin

  Mr. Steven B. Ratoff

This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

EXECUTIVE COMPENSATION TABLES

Our named executive officers for the fiscal year ended December 31, 2019, which consist of our principal executive officer, our principal financial officer and our two other executive officers who were serving as executive officers as of December 31, 2019 are:

  •
  Scott Tarriff, our Chief Executive Officer;

  •
  Pete A. Meyers, our Chief Financial Officer;

  •
  David Pernock, our President and Chief Operating Officer; and

  •
  Adrian J. Hepner, M.D., Ph.D, our Executive Vice President and Chief Medical Officer.

Summary Compensation Table

The following table sets forth in summary form information regarding the compensation provided to, or earned by, our named executive officers during the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott Tarriff	2019	769,410	—	2,599,120	2,955,330	1,538,820	21,017	7,883,677
Chief Executive Officer,	2018	769,410	—	5,681,970	4,199,835	654,000	19,241	11,324,456
Director	2017	747,000	523,000	—	6,742,833	—	29,095	8,041,928
Pete A. Meyers(4)	2019	412,000	—	818,320	930,541	494,400	28,420	2,683,681
Chief Financial Officer	2018	412,000	—	1,045,310	989,770	210,120	16,648	2,673,848
	2017	238,465	112,000	—	1,531,473	—	15,844	1,897,782
David Pernock(5)	2019	567,582	—	886,160	1,003,778	681,100	33,805	3,172,425
President and Chief Operating	2018	540,653	—	1,493,300	1,337,527	289,467	14,497	3,675,444
Officer	2017	515,000	216,000	—	3,020,682	—	13,143	3,764,825
Adrian J. Hepner, M.D., Ph.D.	2019	424,360	—	805,600	915,463	509,200	25,602	2,680,225
Executive Vice President and	2018	424,360	—	1,343,970	1,150,273	203,693	12,540	3,134,836
Chief Medical Officer	2017	412,000	136,000	—	2,255,443	—	28,761	2,832,204

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards and option awards granted to our named executive officers, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on March 2, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
Amounts reported for 2019 consist of the performance bonuses we paid to each of our named executive officers for their performance during 2019. For a description of the performance metrics and more information regarding these payments, see "Compensation Discussion and Analysis—Annual Performance Bonuses."

(3)
Amounts reported for 2019 consist of premiums paid by us for matching contributions to our 401(k) savings plan, group life, long term disability and health insurance.

(4)
Mr. Meyers joined us in May 2017 as our Chief Financial Officer.

(5)
Mr. Pernock was appointed as our Chief Operating Officer in September 2018 and continues to serve as our President.

Grants of Plan-Based Awards for Fiscal Year 2019 Table

The following table sets forth information regarding the grants of plan-based awards made during 2019 to our named executive officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock and Option Awards ($)(4)
							Exercise Price of Option Awards ($/Share)(3)
	Type of Award(1)
Name		Target($)	Maximum($)	Grant Date
Scott Tarriff	SO	—	—	01/23/2019	—	137,200	42.40	2,955,330
	RSU(5)	—	—	01/23/2019	61,300	—	—	2,599,120
	PB	769,410	1,538,820	—	—	—	—	—
Pete A. Meyers	SO	—	—	01/23/2019	—	43,200	42.40	930,541
	RSU(5)	—	—	01/23/2019	19,300	—	—	818,320
	PB	247,200	494,400	—	—	—	—	—
David Pernock	SO	—	—	01/23/2019	—	46,600	42.40	1,003,778
	RSU(5)	—	—	01/23/2019	20,900	—	—	886,160
	PB	340,549	681,098	—	—	—	—	—
Adrian J. Hepner, M.D., Ph.D.	SO	—	—	01/23/2019	—	42,500	42.40	915,463
	RSU(5)	—	—	01/23/2019	19,000	—	—	805,600
	PB	254,616	509,232	—	—	—	—	—

(1)
Type of Award:

  SO          Stock Option

  RSU      Time-Vesting Restricted Stock Units

  PB          Performance-Based Cash Bonus

(2)
Amounts in this column represent the target performance-based bonus opportunity for each named executive officer for 2019. There is no designated threshold bonus amounts and the maximum bonus amount that each of our named executive officers is eligible to receive is 200% of the target bonus pursuant to the terms of our 2019 performance bonus program. For a description of the 2019 performance bonus program, see "Compensation Discussion and Analysis—Annual Performance Bonuses" above. The amount actually earned by each named executive officer was a certain percentage of the target performance-based bonus opportunity and is reported in the Summary Compensation Table above.

(3)
Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. The options have a term of four years and vest with respect to 25% of the shares subject to the options one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years.

(4)
The amounts shown represent the aggregate grant date fair value of the equity awards granted to our named executive officers, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on March 2, 2020. These amounts may not correspond to the actual value that may be recognized by our named executive officers. Material terms of plan-based awards, including criteria used in determining amounts payable and vesting of awards, are further discussed under "Compensation Discussion and Analysis" above.

(5)
25% of the RSUs vested on January 7, 2020 and the remaining 75% are scheduled to vest in three equal annual installments on each of January 7, 2021, January 7, 2022 and January 7, 2023.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding equity awards held as of December 31, 2019 by our named executive officers.

			Option Awards(1)				Stock Awards
Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)(3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Scott Tarriff	05/03/2011		31,201	—	8.78	05/02/2021	—		—	—		—
	08/26/2014		75,000	—	12.63	08/25/2024	—		—	—		—
	03/13/2015		125,000	—	46.09	03/12/2025	—		—	—		—
	01/04/2016		176,250	3,750	86.15	01/03/2026	—		—	—		—
	01/04/2017		146,489	54,411	84.92	01/03/2027	—		—	—		—
	01/07/2018		75,229	81,771	59.14	01/06/2028	—		—	63,000	(7)	3,785,040
	01/23/2019		—	137,200	42.40	01/22/2029	61,300	(6)	3,682,904	—		—
Pete A. Meyers	05/15/2017		32,292	17,708	82.30	05/14/2027	—		—	—		—
	01/07/2018		17,729	19,271	59.14	01/06/2028	5,250	(6)	315,420	7,000	(7)	420,560
	01/23/2019		—	43,200	42.40	01/22/2029	19,300	(6)	1,159,544	—		—
David Pernock	04/8/2015	(4)	10,000	—	46.81	04/7/2025	—		—	—		—
	04/21/2015	(5)	10,000	—	59.31	04/20/2025	—		—	—		—
	01/04/2016	(5)	15,000	—	86.15	1/3/2026	—		—	—		—
	01/04/2017		65,625	24,375	84.92	1/3/2027	—		—	—		—
	01/07/2018		23,958	26,042	59.14	01/06/2028	7,500	(6)	450,600	10,000	(7)	600,800
	01/23/2019		—	46,600	42.40	01/22/2029	20,900	(6)	1,255,672	—		—
Adrian J. Hepner, M.D., Ph.D.	01/05/2015		30,000	—	17.15	01/04/2025	—		—	—		—
	01/04/2016		60,806	1,294	86.15	01/03/2026	—		—	—		—
	01/04/2017		49,000	18,200	84.92	01/03/2027	—		—	—		—
	01/07/2018		20,604	22,396	59.14	01/06/2028	6,750	(6)	405,540	9,000	(7)	540,720
	01/23/2019		—	42,500	42.40	01/22/2029	19,000	(6)	1,141,520	—		—

(1)
Prior to our 2014 initial public offering, we granted all equity awards pursuant to the 2007 Incentive Compensation Plan (the "2007 Plan"). Following our initial public offering, we have provided equity compensation under our 2014 Equity Incentive Plan (the "2014 Plan"). Generally, our stock option awards and RSUs vest over a four-year period. Options granted before February 11, 2014 were granted under our 2007 Plan and contain an early exercise feature allowing the holder to exercise and receive unvested shares of our common stock which are subject to our right to repurchase in accordance with the vesting schedule. Stock options and shares of our common stock acquired by early exercising stock options that are subject to our repurchase right accelerate vesting upon the occurrence of change in control transactions under certain circumstances described below in the "Potential Payments Upon Termination or Change in Control" section.

(2)
Unless otherwise noted, the option awards listed in the table above vest with respect to 25% of the shares subject to the options one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years, subject to the named executive officer's continuous service with us through the vesting date. All option awards granted under our 2007 Plan (which excludes the awards granted on or after April 8, 2014 in the table above) allow the holder to exercise and receive unvested shares of our common stock which are subject to our right to repurchase in accordance with the vesting schedule described above.

(3)
All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.

(4)
These option awards vest annually over three years, subject to the named executive officer's continuous service with us through the vesting date.

(5)
These option awards vested with respect to 100% of the shares subject to the options one year following the date of grant.

(6)
Represents shares of common stock underlying RSUs that vest in equal annual installments over a four-year period subject to the executive officer's continued service.

(7)
Represents shares of common stock underlying PSUs that are subject to vesting on January 1, 2021 to the extent that certain performance objectives are achieved.

2019 Option Exercises and Stock Vested Table

The following table provides certain information regarding option exercises and vesting of stock awards during the fiscal year ended December 31, 2019 with respect to our named executive officers. None of our named executive officers exercised any vested options during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(4)
Scott Tarriff	—	$—	—		$—
Pete A. Meyers	—	—	1,750	(1)	72,327.50
David Pernock	—	—	2,500	(2)	103,325.00
Adrian J. Hepner, M.D., Ph.D.	—	—	2,250	(3)	92,992.50

(1)
Includes 600 shares of common stock withheld by the Company to pay the applicable exercise price and withholding taxes.

(2)
Includes 858 shares of common stock withheld by the Company to pay the applicable exercise price and withholding taxes.

(3)
Includes 771 shares of common stock withheld by the Company to pay the applicable exercise price and withholding taxes.

(4)
Amounts shown do not reflect amounts actually received by the named executive officer. The amounts reflect the value of the entire amount of shares of common stock at the time of vesting without deducting the value of the shares of common stock withheld by the Company to pay the applicable exercise price and withholding taxes.

Potential Payments Upon Termination or Change in Control

As described in the section above entitled "Compensation Discussion and Analysis—Severance and Change in Control," in December 2019, after a review of market data, we adopted the Severance Plan. The Severance Plan provides severance and change in control benefits to our Chief Executive Officer and certain other designated Company employees, including our named executive officers, and supersedes and replaces the Original Severance Plan and each named executive officer's letter agreement, employment agreement or other agreement providing for severance or change in control benefits, unless otherwise indicated in Severance Plan. The compensation committee adopted the Severance Plan to provide benefits that they felt were more consistent with market data that would provide reasonable protection to our executives and serve as an important retention tool. The Severance Plan also documents certain current benefits contained in multiple prior agreements into one plan document that applies consistently to our executive team.

Pursuant to the terms of the Severance Plan, certain Eligible Officers (as defined in the Severance Plan), including our Chief Executive Officer and the other named executive officers, that are subject to a termination of employment without Cause (as defined in the Severance Plan) or that resign for Good Reason (as defined in the Severance Plan), or a Covered Termination, will be entitled to:

  (i)
  a cash payment equal to such officer's then current annual Base Salary (as defined in the Severance Plan) payable for a period of 18 months (or 24 months if the Covered Termination occurs during a "Change in Control Period" under the Severance Plan, which generally means a Covered Termination within three months prior to or 12 months following a Change in Control (as defined in the Severance Plan)), in the case of our Chief Executive Officer, and 12 months (or 18 months if the Covered Termination occurs during a Change in Control Period), in the case of the other named executive officers;

  (ii)
  a cash payment in an amount equal to such officer's annual target cash bonus for the year in which the Covered Termination occurs, calculated as if such officer provided services for the entire applicable year and ignoring any reduction in Base Salary that would give rise to such officer's right to resign for Good Reason under the Severance Plan (such cash payment increased 2.0x for the Chief Executive Officer and 1.5x for the other named executive officers if the Covered Termination occurs during a Change in Control Period), payable in a lump sum cash payment no later than the second regular payroll date following the effective date of the Release (as defined in the Severance Plan), but in any event not later than March 15 of the year following the year in which the Covered Termination occurs; and

  (iii)
  continued COBRA premium payments for a period of 18 months following the date of the Covered Termination (or 24 months if the Covered Termination occurs during a Change in Control Period), in the case of our Chief Executive Officer, and 12 months (or 18 months if the Covered Termination occurs during a Change in Control Period), in the case of the other named executive officers.

In addition, upon a Covered Termination of an Eligible Officer, (i) the vesting of each Time-Vesting Equity Award (as defined in the Severance Plan) held by such officer shall accelerate in full, in the case of our Chief Executive Officer, or in part (equal to the number of shares of common stock pursuant to Time-Vesting Equity Awards held by such officer scheduled to vest in the 12 months following such officer's separation from service), in the case of the other named executive officers; provided that for each of our Chief Executive Officer and other named executive officers, the vesting of each Time-Vesting Equity Award held by such officer shall accelerate in full upon a Covered Termination that occurs during a Change of Control Period, and (ii) in general, the time to exercise all outstanding vested Equity Awards (as defined in the Severance Plan) held by such officer shall be extended to the date that is 24 months following the cessation of Continuous Service (as defined in the 2014 Plan), in the case of our Chief Executive Officer, and the date that is 18 months following the Covered Termination, in the case of the other named executive officers.

In addition, if in connection with a Change in Control, an Equity Award (as defined in the Severance Plan) will terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable Equity Award will become fully vested, subject to the consummation of such Change in Control. As a condition to receipt of payments and benefits under the Severance Plan, each Eligible Officer must sign a waiver and release of claims in favor of us. The Severance Plan also provides that if a named executive officer dies or becomes disabled, such officer's time-vesting equity awards will be accelerated in full and options will remain exercisable for up to 24 months following such death or disability.

Further, each of our named executive officers holds option awards under, and subject to the terms of, the 2014 Plan. Upon certain change in control transactions described in the 2014 Plan, the 2014 Plan provides that our Board may take a number of actions, in its discretion, with respect to outstanding stock options, including providing for the continuation, assumption or substitution of such awards, accelerating the awards, cancelling the awards in exchange for cash or no cash consideration. Subject to the rights under the Severance Plan described above, upon the named executive officer's termination of employment from service, option awards under both the 2007 Plan and the 2014 Plan will generally be cancelled immediately or within a period of three to 18 months following such termination, depending on the nature of such termination (whether it is for cause, without cause, or by reason of death or disability).

The following table sets forth estimated compensation that would have been payable to each of our named executive officers pursuant to the Severance Plan as severance or upon a change in control of the Company under three possible alternative scenarios, assuming the termination triggering severance payments or a change in control took place on December 31, 2019.

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Health and Other Benefits ($)(4)	Total ($)
Scott Tarriff
Termination without cause or resignation for good reason other than in the context of a change in control	1,923,525	2,502,561	3,682,904	30,086	8,139,076

Change in control only(5)	—	2,502,561	3,682,904	—	6,185,465

Change in control with termination without cause or resignation for good reason	3,077,640	2,502,561	3,682,904	40,115	9,303,219

Death or disability	—	2,502,561	3,682,904	—	6,185,465

Pete A. Meyers
Termination without cause or resignation for good reason other than in the context of a change in control	659,200	199,639	368,741	27,460	1,255,040

Change in control only(5)	—	781,891	1,474,964	—	2,256,855

Change in control with termination without cause or resignation for good reason	988,800	781,891	1,474,964	41,190	3,286,844

Death or disability	—	781,891	1,474,964	—	2,256,855

David Pernock
Termination without cause or resignation for good reason other than in the context of a change in control	908,131	217,722	426,568	32,929	1,585,350

Change in control only(5)	—	848,367	1,706,272	—	2,554,639

Change in control with termination without cause or resignation for good reason	1,362,197	848,367	1,706,272	49,394	3,966,230

Death or disability	—	848,367	1,706,272	—	2,554,639

Adrian J. Hepner, M.D., Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	678,976	197,955	386,765	24,642	1,288,338

Change in control only(5)	—	772,452	1,547,060	—	2,319,512

Change in control with termination without cause or resignation for good reason	1,018,464	772,452	1,547,060	36,964	3,374,940

Death or disability	—	772,452	1,547,060	—	2,319,512

(1)
Amounts shown reflect cash payments based on the Severance Plan for all participants in the Severance Plan as of December 31, 2019 and accordingly, the amounts shown reflect cash payments based on salary and bonus. All cash payments are made over time for the respective severance period for each named executive officer.

(2)
Amounts shown represent the value of unvested stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $60.08, which was the closing price of our common stock on Tuesday, December 31, 2019. Upon a termination without cause or resignation for good reason, each of our named executive officers will also have an extended period of time to exercise outstanding stock options following their separation with us, which is 24 months in the case of Mr. Tariff and 12 months in the case of each of our other named executive officers. Upon a death or disability termination, each of our named executive officers will also have an extended period of time to exercise outstanding options following such death or disability, which is 24 months in the case of each of named executive officers.

(3)
Amounts shown represent the value of restricted stock units upon the applicable triggering event described in the first column. The value of restricted stock units is based the closing price of our common stock on Tuesday, December 31, 2019, which was $60.08. Upon a termination without cause or resignation for good reason, each of our named executive officers will also have an extended period of time to exercise outstanding restricted stock units following their separation with us, which is 24 months in the case of Mr. Tariff and 12 months in the case of each of our other named executive officers.Upon a death or disability termination, each of our named executive officers will also have an extended period of time to exercise outstanding restricted stock units following such death or disability, which is 24 months in the case of each of named executive officers.

(4)
Amounts shown represent the estimated cost of providing COBRA continuation coverage pursuant to the Severance Plan.

(5)
Vesting acceleration benefits are payable if, upon a change in control, the equity awards held by the individual will terminate and will not be assumed or continued by the successor or acquirer entity or substituted for a similar award of the successor or acquirer entity.

Option Repricings

We did not engage in any repricings or other modifications or cancellations with respect to the outstanding equity awards held by or granted to our named executive officers during the fiscal year ended December 31, 2019.

Limitations on Liability and Indemnification Agreements

As permitted by Delaware law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder's rights to seek nonmonetary relief, such as injunctive relief or rescission. These provisions will not alter a director's liability under other laws, such as the federal securities laws or other state or federal laws. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law;

  •
  we must advance expenses to our directors and officers, and may advance expenses to our employees and other agents, in connection with a legal proceeding to the fullest extent permitted by law; and

  •
  the rights provided in our amended and restated bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification that is provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys' fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

This description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is qualified in its entirety by reference to these documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Scott Tarriff (our "CEO"):

For 2019:

  •
  the median of the annual total compensation of our employees was $245,751;

  •
  the annual total compensation of our CEO was $7,883,677; and

  •
  the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 32 to 1.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

In determining our employee population, we considered all individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2019, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

To identify our median employee, we calculated the annual total compensation for each of our employees for the 12-month period from January 1, 2019 through December 31, 2019 using the same compensation elements we use to calculate the total annual compensation for each of our named executive officers for the 2019 Summary Compensation Table as set forth in this Proxy Statement. However, for simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2019 for hourly employees and actual salary paid for our remaining employees. For permanent employees hired during 2019, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. The SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.

2019 DIRECTOR COMPENSATION TABLE

During 2019, each of our non-employee directors earned cash compensation for their services on our Board pursuant to our director compensation policy in effect during 2019, as described below in "Non-Employee Director Compensation Policy." On January 23, 2019, we granted an option under our 2014 Plan to purchase 10,000 shares of our common stock to each of our then non-employee directors (the "2019 Grant") each of which has an exercise price per share of $42.40 and by its terms vested with respect to 100% of the underlying shares on January 23, 2020, subject to the director's continued service with us through such date. On October 8, 2019, in connection in with Dr. Simpson's appointment to our Board, we granted Dr. Simpson an option to purchase 10,000 shares of our common stock, which has an exercise price per share of $58.88 and will vest in 36 equal monthly installments commencing on September 28, 2019, subject to Dr. Simpson's continued service with us through each vesting date.

In addition to cash and equity compensation, we reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board. We do not maintain any agreements with our directors governing their services or compensation for their services on our Board or otherwise.

The following table sets forth in summary form information regarding the compensation earned for service on our Board during the year ended December 31, 2019 by our directors who were not also our employees:

Name(1)	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Sander Flaum(4)	2019	58,125	451,392	509,517
Michael Graves	2019	140,625	206,636	347,261
Steven Ratoff	2019	80,000	206,636	286,636
Douglas Braunstein(5)	2019	65,000	206,636	271,636
Robert Glenning	2019	73,750	206,636	280,386
Richard A. Edlin	2019	71,250	206,636	277,886
Jennifer Simpson(6)	2019	15,313	263,937	279,250
Scott Tarriff	2019	—	—	—

(1)
Mr. Tarriff was an employee director during 2019, and his compensation is fully reflected in the "2019 Summary Compensation Table" above. Mr. Tarriff did not receive any additional compensation in 2019 for services provided as a member of our Board.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted to our non-employee directors during 2019, computed in accordance with ASC 718, excluding any estimates of forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on March 2, 2020. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
The aggregate number of shares of our common stock subject to outstanding option awards held by each non-employee director as of December 31, 2019 was as follows: Mr. Flaum, 74,040 shares; Mr. Graves, 89,040 shares; Mr. Ratoff, 74,040 shares; Mr. Braunstein, 30,000; Mr. Glenning, 40,000 shares; Mr. Edlin, 32,340 shares; and Dr. Simpson, 10,000 shares.

(4)
Mr. Flaum resigned as a member of our Board effective August 28, 2019. On October 8, 2019, our Board approved the acceleration of Mr. Flaum's 2019 Grant, such that the grant became fully vested as of August 28, 2019. In addition, the exercise period for the vested portion of all equity awards under the 2014 Plan granted to Mr. Flaum for his service as a director was extended to any time on or prior to February 28, 2021. The amount reflected in the table above includes the incremental fair value of such modifications, as of the modification date, in accordance with ASC 718.

(5)
Mr. Braunstein resigned as a member of our Board effective November 11, 2019. In connection with his resignation, Mr. Braunstein forfeited his 2019 Grant.

(6)
Dr. Simpson was appointed to the Board on August 28, 2019.

Non-Employee Director Compensation

For the fiscal year ended December 31, 2019, our non-employee director compensation policy provided that each such non-employee director would receive the following compensation for service on our Board:

  •
  an annual cash retainer of $55,000, paid quarterly for service (other than as chairman) on the Board;

  •
  an additional annual cash retainer of $40,000, paid quarterly, for service as chairman of the Board;

  •
  an additional annual cash retainer of $25,000, paid quarterly, for service as chairman of the audit committee;

  •
  an additional annual cash retainer of $20,000, paid quarterly, for service as chairman of the compensation committee;

  •
  an additional annual cash retainer of $12,500, paid quarterly, for service as chairman of the nominating and corporate governance committee;

  •
  an additional annual cash retainer of $12,500, paid quarterly, for service (other than as chairman) on the audit committee;

  •
  an additional annual cash retainer of $10,000, paid quarterly, for service (other than as chairman) on the compensation committee;

  •
  an additional annual cash retainer of $6,250, paid quarterly, for service (other than as chairman) on the nominating and corporate governance committee;

  •
  an annual option grant to purchase 10,000 shares of our common stock vesting monthly over one year following the grant date; and

  •
  upon first joining our Board, an automatic initial grant of an option to purchase 10,000 shares of our common stock vesting monthly over three years following the grant date.

The Board determined the foregoing compensation upon consultation with the compensation committee and our compensation consultant and a review of market data. The Board regularly evaluates and will continue to re-evaluate non-employee director compensation from time to time in connection with the compensation committee's and our compensation consultant's recommendations, and our review of market data, in order to appropriately incentivize our non-employee directors.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2007 Incentive Compensation Plan	589,041	25.95	—	(1)
2014 Equity Incentive Plan	2,507,120	67.13	1,934,193	(2)
2014 Employee Stock Purchase Plan	—	—	1,079,142	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	3,096,161	59.29	3,013,335

(1)
No further grants were made under the 2007 Plan after February 11, 2014.

(2)
The number of shares of common stock reserved for issuance under the 2014 Plan will automatically increase on January 1 of each year, commencing on January 1, 2016 and ending on (and including) January 1, 2024, by 6% of the total number of shares of our capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Plan, an additional 817,810 shares were added to the number of available shares effective January 1, 2020.

(3)
The number of shares of common stock reserved for issuance under the 2014 Employee Stock Purchase Plan will automatically increase on October 1st of each year, commencing on October 1, 2014 and ending on (and including) October 1, 2024, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on September 30th of the preceding fiscal year, (ii) 180,726 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Employee Stock Purchase Plan, an additional 149,206 shares were added to the number of available shares effective October 1, 2019.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions. For purposes of our policy only, a "related-person transaction" is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is defined as any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.

Employment Arrangements

We have entered into employment arrangements with our named executive officers as more fully described above in "Agreements with our Named Executive Officers."

Legal Services

As disclosed in our March 2, 2020 Annual Report on Form 10-K filed with the SEC, during the year ended December 31, 2018, we obtained legal services with respect to certain regulatory matters from Greenberg Traurig, LLP ("Greenberg") totaling $0.2 million. Richard A. Edlin, a member of our Board, is an attorney and shareholder of Greenberg. As a result, Mr. Edlin and Greenberg are "related persons," and the prior representations have been identified as a "related-person transaction."

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in the "2019 Outstanding Equity Awards at Fiscal Year-End Table" and "Director Compensation" sections above.

Indemnification Agreements

As more fully described above in "Limitations on Liability and Indemnification Agreements," we have entered into, and intend to continue to enter into, indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws and our amended and restated certificate of incorporation. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors' and officers' liability insurance.

Other Related-Person Transactions

On May 10, 2019, Hudson Executive Capital LP ("Hudson Executive") sold 100,000 shares of our common stock and we purchased those 100,000 shares in a block trade at a price of $56.14 per share. Douglas Braunstein is the Managing Partner of Hudson Executive and was a member of our Board at the time of the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Eagle stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Michael Cordera, Executive Vice President and General Counsel, Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, or call us at (201) 326-5300. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is www.eagleus.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this Proxy Statement.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

April 29, 2020

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020, is available without charge upon written request to: Corporate Secretary, Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677.

Appendix A

NON-GAAP FINANCIAL PERFORMANCE MEASURES

In addition to financial information prepared in accordance with U.S. GAAP, this Proxy Statement contains adjusted net income and adjusted earnings per share from continuing operations attributable to the Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net income from continuing operations excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, changes in contingent purchase price, severance, non-cash interest expense, restructuring, expense of acquired in-process research and development, debt issuance costs, asset impairment charge and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company's business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company's baseline performance before items that are considered by the Company not to be reflective of the Company's ongoing results. See the attached (i) Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP Earnings per Share and (ii) Reconciliation of GAAP to Adjusted Non-GAAP EBITDA for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts, and Adjusted non-GAAP EBITDA amounts, respectively, for the twelve month periods ended December 31, 2019 and 2018.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020, in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

 EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND
ADJUSTED NON-GAAP EARNINGS PER SHARE
(In thousands, except share and per share amounts)
(unaudited)

	Twelve Months Ended December 31,
	2019	2018
Net income—GAAP	$14,313	$31,903
Adjustments:
Cost of product revenues:
Amortization of acquired intangible assets	900	895
Research and development:
Share-based compensation expense	4,442	4,014
Depreciation	286	470
Expense of acquired in-process research & development	500	1,700
Severance	455	466
Selling, general and administrative:
Share-based compensation expense	17,556	15,068
Amortization of acquired intangible assets	1,620	1,620
Depreciation	686	685
Debt issuance costs	88	—
Other:
Non-cash interest expense	480	376
Change in fair value of contingent consideration	—	(763)
Asset impairment charge	—	2,704
Restructuring charge	—	7,911
Tax effect of the non-GAAP adjustments	(4,433)	(7,894)

Adjusted non-GAAP net income	$36,893	$59,155

Adjusted non-GAAP earnings per share:
Basic	$2.68	$4.01
Diluted	$2.61	$3.87
Weighted number of common shares outstanding:
Basic	13,754,516	14,768,625
Diluted	14,138,733	15,278,651

 EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA
(In thousands)
(unaudited)

	Twelve Months Ended December 31,
	2019	2018
Net income—GAAP	$14,313	$31,903
Add back:
Interest expense (income), net	517	2,579
Income tax provision	7,685	2,135
Depreciation and amortization	3,492	3,670
Add back:
Stock-based compensation	21,998	19,082
Change in fair value of contingent consideration	—	(763)
Debt issuance costs	88	—
Asset impairment charge	—	2,704
Expense of acquired in-process research & development	500	1,700
Severance	455	466
Restructuring charge	—	7,911

Adjusted Non-GAAP EBITDA	$49,048	$71,387

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EAGLE PHARMACEUTICALS, INC. 50 TICE BOULEVARD, SUITE 315 WOODCLIFF LAKE, NJ 07677 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D16421-P40732 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EAGLE PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect two nominees for director named herein to hold office until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. Nominees: 01) Steven Ratoff 02) Robert Glenning The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com. D16422-P40732 EAGLE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 23, 2020 10:00 AM, EDT This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Eagle Pharmaceuticals, Inc. and hereby appoint(s) Scott Tarriff and Pete A. Meyers, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EAGLE PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 23, 2020, at Cooley LLP, 55 Hudson Yards, 44th Floor, New York, NY 10001-1304 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: